UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

PROS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33554	76-0168604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900, Houston TX 77002
(Address of principal executive offices) (Zip Code)

(713) 335-5151
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2015, PROS Holdings, Inc. (the "Registrant") and PROS, Inc. (the “Company”) entered into a Third Amended and Restated Employment Agreement (the “Employment Agreement”) with Charles H. Murphy, the Company’s Executive Vice President and Chief Financial Officer, superseding, amending and restating the second amended and restated employment agreement, dated as of April 8, 2014, between Mr. Murphy, the Registrant and the Company (the “Prior Employment Agreement”).

The term of the Employment Agreement was extended to March 31, 2016 unless terminated earlier. In addition, pursuant to the Employment Agreement, (a) Mr. Murphy will receive a bonus of $75,000 if he remains employed with us through March 31, 2015; (b) Mr. Murphy will transition to a reduced salary beginning on March 31, 2015 if he is still employed with us then; and (c) in the event of Mr. Murphy’s death or disability prior to the expiration of the Employment Agreement, all of his equity awards which would have otherwise vested by March 31, 2016 will accelerate in full. Except as described above and in the Employment Agreement, Mr. Murphy will continue to be eligible for the same compensation and benefits and will be subject to similar material terms and conditions as provided for in the Prior Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Number	Description

10.1	Third Amended and Restated Employment Agreement by and between PROS, Inc., PROS Holdings, Inc., and Charles H. Murphy, dated as of January 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: April 9, 2014	By:	/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

EXHIBIT INDEX

Number	Description

10.1	Third Amended and Restated Employment Agreement by and between PROS, Inc., PROS Holdings, Inc., and Charles H. Murphy, dated as of January 6, 2015.